 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

July 6, 2013

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14798 (Commission File Number)	11-3500746 (IRS Employer Identification No.)
14100 NW 57th Court Miami Lakes, Florida (Address of principal executive offices)		33014 (Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On July 6, 2013, Kevin Clark, the President, Chief Executive Officer and Chief Operating Officer of ERBA Diagnostics, Inc. (the “Company”), delivered notice to the Company of his intention to resign effective as of July 31, 2013.

(c)          Effective as of August 1, 2013, Sanjiv Suri will become the Interim Chief Executive Officer of the Company.  Mr. Suri, age 54, has served as a director on the Company’s Board of Directors since May 8, 2013, and he plans to continue in that role.  Mr. Suri has served as President International Business of ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”) since June 2011, and he plans to continue in that role.  Prior to that time, Mr. Suri had served in various roles with Bio-Rad Laboratories since 1985.  Mr. Suri does not receive compensation from the Company for being a director on the Company’s Board of Directors and he will not receive compensation from the Company for being Interim Chief Executive Officer of the Company.

              As previously reported, ERBA Mannheim, directly or indirectly, beneficially owns approximately 82.4% of the issued and outstanding shares of the Company’s common stock.  As previously reported in Item 13 – Certain Relationships and Related Transactions, and Director Independence – of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2013, the Company and its subsidiaries have in the past, and are currently, engaged in various transactions with ERBA Mannheim and its affiliated companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

ERBA Diagnostics, Inc.

Dated: July 11, 2013	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Vice President – Operations